UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2013

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 28, 2013, Hampden Bancorp, Inc. (the “Company”) issued a press release announcing it has been named to the Globe 100 annual list. On Sunday, May 19, for the twenty-fifth consecutive year, The Boston Globe unveiled its Globe 100 list ranking the best-performing public companies in Massachusetts. Hampden was ranked number seventy-five overall and was ranked seventh on the list of performance measurement of growth based on annual revenue and profit growth for the past two years.

Based on a composite score derived from financial data for the four quarters ending December 31, 2012, Hampden was ranked 75th among the top 100 best performing Massachusetts-based public companies. To be eligible, the company must be publicly traded for the entire 2012 calendar year on the NASDAQ, New York Stock Exchange or American Stock Exchange and report revenue and profit for both 2011 and 2012. Companies are ranked on four criteria: return on average equity, one-year percentage change in revenue, one-year percentage change in profit margin and 2012 revenue.

A copy of the press release announcing the appointment is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release issued by the Company on May 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	June 3, 2013	By:	/s/ Robert A. Massey
Robert A. Massey
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on May 28, 2013

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